      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 4, 1997


                                                      REGISTRATION NO. 333-27421

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 1


                                       TO


                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                             OCULAR SCIENCES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            DELAWARE                           3851                          94-2985696
 (STATE OR OTHER JURISDICTION OF   (PRIMARY STANDARD INDUSTRIAL           (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)     CLASSIFICATION CODE NUMBER)          IDENTIFICATION NO.)

                               475 ECCLES AVENUE
                     SOUTH SAN FRANCISCO, CALIFORNIA 94080
                                 (415) 583-1400
   (ADDRESS AND TELEPHONE NUMBER OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                             GREGORY E. LICHTWARDT
                            CHIEF FINANCIAL OFFICER
                             OCULAR SCIENCES, INC.
                               475 ECCLES AVENUE
                     SOUTH SAN FRANCISCO, CALIFORNIA 94080
                                 (415) 583-1400
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                                   COPIES TO:

            LAIRD H. SIMONS III, ESQ.                         JAY K. HACHIGIAN, ESQ.
              BARRY J. KRAMER, ESQ.                            BENNETT L. YEE, ESQ.
             DAVID K. MICHAELS, ESQ.                        OLUFUNMILAYO B. AREWA, ESQ.
            TRICIA L. EMMERMAN, ESQ.                          JONATHAN J. NOBLE, ESQ.
               FENWICK & WEST LLP                            GUNDERSON DETTMER STOUGH
              TWO PALO ALTO SQUARE                     VILLENEUVE FRANKLIN & HACHIGIAN, LLP
           PALO ALTO, CALIFORNIA 94306                        155 CONSTITUTION DRIVE
                 (415) 494-0600                                MENLO PARK, CA 94025
                                                                  (415) 321-2400

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of this Registration Statement.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]


    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]



    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                            ------------------------


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The estimated expenses to be paid by the Registrant in connection with this offering are as follows:

        SEC Registration Fee...............................................  $24,394
        NASD Filing Fee....................................................    8,550
        Nasdaq National Market Application Fee.............................        *
        Printing...........................................................        *
        Legal Fees and Expenses............................................        *
        Accounting Fees and Expenses.......................................        *
        Director and Officer Liability Insurance...........................        *
        Blue Sky Fees and Expenses.........................................        *
        Custodial Fees.....................................................        *
        Transfer Agent and Registrar Fees..................................        *
        Miscellaneous......................................................        *
                                                                             -------
                  Total....................................................  $     *
                                                                             =======

---------------
* To be filed by amendment

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law Code authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). Article VI of the Registrant's Bylaws provides for mandatory indemnifications of its directors and officers and permissible indemnifications of employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. In addition, the Registrant has entered into Indemnity Agreements with its officers and directors. Reference is also made to Section 9 of the Underwriting Agreement, which provides for the indemnification of officers, directors and controlling persons of the Registrant against certain liabilities.

     The indemnification provision in the Bylaws, and the indemnity agreements entered into between the Registrant and its directors and executive officers, may be sufficiently broad to permit indemnification of the Registrant's directors and executive officers for liabilities arising under the Securities Act.

     As authorized by the Registrant's Bylaws, the Registrant, with approval by the Registrant's Board of Directors, has applied for, and expects to obtain, directors' and officers' liability insurance with a per claim and annual
aggregate coverage limit of $          .

     Reference is made to the following documents filed as exhibits to this Registration Statement regarding relevant indemnification provisions described above and elsewhere herein:

                                   DOCUMENT                              EXHIBIT NUMBER
        ---------------------------------------------------------------  --------------
        Underwriting Agreement (draft dated May   , 1997)..............        1.01
        Registrant's Bylaws............................................        3.04
        Form of Indemnity Agreement....................................       10.06

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

     The following table sets forth information regarding all securities sold by the Registrant since May 1, 1994.

                                                                           NUMBER        AGGREGATE           FORM OF
      CLASS OF PURCHASERS          DATE OF SALE    TITLE OF SECURITIES    OF SHARES    PURCHASE PRICE     CONSIDERATION
--------------------------------   ------------    -------------------    ---------    --------------     -------------
Exercise of options by 31          05/94-
optionees.......................   04/30/97        Common Stock             404,178     $ 273,837.79         Cash

Edgar J. Cummins, William R.
Grant(2), Daniel J. Kunst and
Terence M. Fruth................   11/30/94        Common Stock              13,464        39,550.50      Services as
                                                                                                           director
Allergan, Inc., Galen Partners,
L.P., ..........................   12/14/94 and
Galen Partners International
L.P. ...........................   12/22/94        Common Stock           1,089,147         3,630.49         Cash

Edgar J. Cummins, William R.
Grant(2), Daniel J. Kunst,
Terence M. Fruth and Richard M.
Haugen(3).......................   01/10/96        Common Stock               2,783        27,996.98      Services as
                                                                                                           director

---------------

(2) Stock certificate issued to Galen Associates.

(3) Stock certificate issued to Richard M. Haugen and Mary J. Haugen as trustees of the Haugen Family Trust.

     All sales of Common Stock made pursuant to the exercise of stock options granted under the Registrant's stock option plan and issuances to directors and independent contractors were made pursuant to the exemption from the registration requirements of the Securities Act afforded by Rule 701 promulgated under the Securities Act.

     All other sales were made in reliance on Section 4(2) of the Securities Act and/or Regulation D promulgated under the Securities Act. These sales were made without general solicitation or advertising. Each purchaser was a sophisticated investor with access to all relevant information necessary to evaluate the investment who represented to the Registrant that the shares were being acquired for investment.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

          (a) The following exhibits are filed herewith:


EXHIBIT
NUMBER                                          EXHIBIT TITLE
------        ----------------------------------------------------------------------------------
 1.01      -- Underwriting Agreement.*
 2.01      -- Form of Agreement and Plan of Merger by and between O.S.I. Corporation, a
              California corporation, and Registrant.+
 3.01      -- Registrant's Certificate of Incorporation.+
 3.02      -- Registrant's Certificate of Designation of Preferred Stock.+
 3.03      -- Form of Registrant's Restated Certificate of Incorporation to be effective upon the closing of this offering.+
 3.04      -- Registrant's Bylaws.+
 4.01      -- Registration Rights Agreement dated as of October 30, 1992 by and among the
              Registrant and the other parties listed on the signature pages thereto.+
 4.02      -- Amendment to Registration Rights Agreement and Shareholders' Agreement dated as of
              February 27, 1997 by and among the Registrant and the other parties listed on the signature pages thereto.+
 5.01      -- Opinion of Fenwick & West LLP regarding legality of the securities being issued.*
10.01      -- Registrant's 1989 Stock Option Plan adopted July 21, 1989, as amended November 30,
              1994.+
10.02      -- Registrant's 1992 Officers and Directors Stock Option Plan adopted September 30,
              1992.+
10.03      -- Registrant's 1997 Equity Incentive Plan.+

EXHIBIT
NUMBER                                          EXHIBIT TITLE
------        ----------------------------------------------------------------------------------
10.04      -- Registrant's 1997 Directors Stock Option Plan.+
10.05      -- Registrant's 1997 Employee Stock Purchase Plan.+
10.06      -- Form of Indemnity Agreement to be entered into by Registrant with each of its directors and executive officers.+
10.07      -- Junior Subordinated Promissory Note dated October 30, 1996, issued by O.S.I.
              Corporation to John Fruth, as amended.
10.08      -- Settlement Agreement and Release dated as of February 27, 1997 between Aspect
              Vision Care Ltd., New Focus Health Care Ltd., Geoffrey Galley, Anthony Galley,
              Barrie Bevis, Albert Morland, Ivor Atkinson, Wilfred Booker, Ocular Sciences Ltd.,
              O.S.I. Corporation and John Fruth.#
10.09      -- Amendment to Settlement Agreement and Release dated as of February 27, 1997 between the parties to the Settlement Agreement and Contact Lens Technologies Ltd.
10.10      -- Patent License Agreement dated February 27, 1997 by and between Ocular Sciences
              Ltd. and certain persons referred to therein as the Patent Owners.+
10.11      -- Employment Agreement dated March 27, 1996 by between John Lilley and O.S.I.
              Corporation.+
10.12      -- Lease for 475 - 479 Eccles Avenue dated May 18, 1995, between Stanley D. McDonald,
              Norman H. Scherdt, Herbert A. West and McDonald Ltd. as "Landlord" and O.S.I.
              Corporation as "Tenant."+
10.13      -- Lease for Santa Isabel, Puerto Rico Kingdom dated September 14, 1984, between The
              Puerto Rico Industrial Development Company as "Landlord" and O.S.I. Puerto Rico
              Corporation as "Tenant," as amended.+
10.14      -- Counterpart Underlease of Distribution Depot dated November 30, 1995 among Boots the Chemist Limited as "Landlord," Ocular Sciences Limited as "Tenant" and O.S.I.
              Corporation as "Guarantor."+
11.01      -- Statement regarding computation of pro forma and supplementary pro forma net income per share.+
21.01      -- List of Subsidiaries.+
23.01      -- Consent of Fenwick & West LLP (included in Exhibit 5.01).*
23.02      -- Consent of KPMG Peat Marwick LLP, Independent Certified Public Accountants.*
24.01      -- Power of Attorney (included on Page II-5 of this Registration Statement).
27.01      -- Financial Data Schedule.+


---------------


+ Previously filed.


* To be supplied by amendment.


# Confidential treatment has been requested with respect to certain portions of this exhibit.

          (b) The following financial statement schedule is filed herewith:

          Schedule II -- Valuation and Qualifying Accounts

                                                            ADDITIONS
                                                     -----------------------
                                        BALANCE AT   CHARGED TO   CHARGED TO                BALANCE AT
                                        BEGINNING    COSTS AND      OTHER                      END
                                        OF PERIOD     EXPENSES     ACCOUNTS   DEDUCTIONS    OF PERIOD
                                        ----------   ----------   ----------  ----------    ----------
    YEAR ENDED DECEMBER 31, 1996
      Allowance for sales returns and      1,930          193           --        (672)(1)     1,451
         doubtful accounts
         receivable....................
      Provision for excess and obsolete    2,341          983           --      (1,082)(2)     2,242
         inventory.....................
    YEAR ENDED DECEMBER 31, 1995
      Allowance for sales returns and      2,011          468           --        (548)(1)     1,930
         doubtful accounts
         receivable....................
      Provision for excess and obsolete    4,554          575           --      (2,798)(2)     2,341
         inventory.....................
    YEAR ENDED DECEMBER 31, 1994
      Allowance for sales returns and      1,465          950           --        (404)(1)     2,011
         doubtful accounts
         receivable....................
      Provision for excess and obsolete   11,892          256           --      (7,594)(2)     4,554
         inventory.....................

---------------

(1) Uncollectible accounts written off, net of recoveries.

(2) Discontinued and expired inventory.

     Other financial statement schedules are omitted because the information called for is not required or is shown either in the Consolidated Financial Statements or the Notes thereto.

ITEM 17. UNDERTAKINGS

     The undersigned Registrant hereby undertakes to provide to the Underwriter at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 14 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California, on the fourth day of June, 1997.


                                          OCULAR SCIENCES, INC.


                                          By:    /s/ GREGORY E. LICHTWARDT

                                            ------------------------------------

                                                   Gregory E. Lichtwardt


                                                Vice President, Finance and


                                                  Chief Financial Officer



     In accordance with the requirements of the Securities Act, this Amendment was signed by the following persons in the capacities and on the dates indicated.



                    NAME                                     TITLE                    DATE
---------------------------------------------  ---------------------------------  -------------
PRINCIPAL EXECUTIVE OFFICER:

                      *                          President and Chief Executive     June 4, 1997
---------------------------------------------  Officer and Chairman of the Board
                John D. Fruth                            of Directors

PRINCIPAL FINANCIAL AND
PRINCIPAL ACCOUNTING OFFICER:

          /s/ GREGORY E. LICHTWARDT            Vice President, Finance and Chief   June 4, 1997
---------------------------------------------          Financial Officer
            Gregory E. Lichtwardt

DIRECTORS:

                      *                                    Director                June 4, 1997
---------------------------------------------
              Edgar J. Cummins

                      *                                    Director                June 4, 1997
---------------------------------------------
              Terence M. Fruth

                      *                                    Director                June 4, 1997
---------------------------------------------
              William R. Grant

                      *                                    Director                June 4, 1997
---------------------------------------------
               Daniel J. Kunst

                      *                                    Director                June 4, 1997
---------------------------------------------
           Francis R. Tunney, Jr.

       *By: /s/ GREGORY E. LICHTWARDT
---------------------------------------------
            Gregory E. Lichtwardt
              Attorney-in-Fact

                                 EXHIBIT INDEX


EXHIBIT
NUMBER                                       EXHIBIT TITLE                                 PAGE
------         --------------------------------------------------------------------------  -----
 1.01      --  Underwriting Agreement*...................................................
 2.01      --  Form of Agreement and Plan of Merger by and between O.S.I. Corporation, a
               California corporation, and Registrant+...................................
 3.01      --  Registrant's Certificate of Incorporation+................................
 3.02      --  Registrant's Certificate of Designation of Preferred Stock+...............
 3.03      --  Form of Registrant's Restated Certificate of Incorporation to be effective upon the closing of this offering+........................................
 3.04      --  Registrant's Bylaws+......................................................
 4.01      --  Registration Rights Agreement dated as of October 30, 1992 by and among the Registrant and the other parties listed on the signature pages thereto+..................................................................
 4.02      --  Amendment to Registration Rights Agreement and Shareholders' Agreement
               dated as of February 27, 1997 by and among the Registrant and the other parties listed on the signature pages thereto+............................
 5.01      --  Opinion of Fenwick & West LLP regarding legality of the securities being issued*...................................................................
10.01      --  Registrant's 1989 Stock Option Plan adopted July 21, 1989, as amended
               November 30, 1994+........................................................
10.02      --  Registrant's 1992 Officers and Directors Stock Option Plan adopted
               September 30, 1992+.......................................................
10.03      --  Registrant's 1997 Equity Incentive Plan+..................................
10.04      --  Registrant's 1997 Directors Stock Option Plan+............................
10.05      --  Registrant's 1997 Employee Stock Purchase Plan+...........................
10.06      --  Form of Indemnity Agreement to be entered into by Registrant with each of its directors and executive officers+.....................................
10.07      --  Junior Subordinated Promissory Note dated October 30, 1996, issued by
               O.S.I. Corporation to John Fruth, as amended..............................
10.08      --  Settlement Agreement and Release dated as of February 27, 1997 between
               Aspect Vision Care Ltd., New Focus Health Care Ltd., Geoffrey Galley,
               Anthony Galley, Barrie Bevis, Albert Morland, Ivor Atkinson, Wilfred
               Booker, Ocular Sciences Ltd., O.S.I. Corporation and John Fruth#..........
10.09      --  Amendment to Settlement Agreement and Release dated as of February 27,
               1997 between the parties to the Settlement Agreement and Contact Lens
               Technologies Ltd..........................................................
10.10      --  Patent License Agreement dated February 27, 1997 by and between Ocular
               Sciences Ltd. and certain persons referred to therein as the Patent
               Owners+...................................................................
10.11      --  Employment Agreement dated March 27, 1996 by between John Lilley and
               O.S.I. Corporation+.......................................................
10.12      --  Lease for 475 - 479 Eccles Avenue dated May 18, 1995, between Stanley D.
               McDonald, Norman H. Scherdt, Herbert A. West and McDonald Ltd. as
               "Landlord" and O.S.I. Corporation as "Tenant"+............................
10.13      --  Lease for Santa Isabel, Puerto Rico Kingdom dated September 14, 1984, between The Puerto Rico Industrial Development Company as "Landlord" and
               O.S.I. Puerto Rico Corporation as "Tenant," as amended+...................
10.14      --  Counterpart Underlease of Distribution Depot dated November 30, 1995 among
               Boots the Chemist Limited as "Landlord," Ocular Sciences Limited as
               "Tenant" and O.S.I. Corporation as "Guarantor"+...........................
11.01      --  Statement regarding computation of pro forma and supplementary pro forma net income per share+.....................................................
21.01      --  List of Subsidiaries+.....................................................
23.01      --  Consent of Fenwick & West LLP (included in Exhibit 5.01)*.................
23.02      --  Consent of KPMG Peat Marwick LLP, Independent Certified Public
               Accountants*..............................................................
24.01      --  Power of Attorney (included on Page II-5 of this Registration
               Statement)................................................................
27.01      --  Financial Data Schedule+..................................................


---------------


+ Previously filed.


* To be supplied by amendment.


# Confidential treatment has been requested with respect to certain portions of this exhibit.